UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 5, 2009

WAVE SYSTEMS CORP.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24752	13-3477246
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street, Lee, Massachusetts 01238
(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code (413) 243-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 5, 2009, Wave received a notice from The NASDAQ Stock Market confirming that the market value of the Company’s common stock has been above $35 million for 10 consecutive trading days in compliance with Rule 4310(c)(3) of the Marketplace Rules (the “$35 Million Market Value Rule”) and that the panel considering Wave’s listing on The NASDAQ Capital Market (the “Panel”) has determined to continue Wave’s listing on that market.

As previously reported, on August 19, 2008, the Company received a delisting notification from The NASDAQ Stock Market for Wave’s failure to comply with the $50 million market value continued listing requirement of The NASDAQ Global Market.  Wave appealed the matter and requested that its listing be transferred to The NASDAQ Capital Market.  On December 8, 2008, Wave was notified by the Panel that its listing would be transferred from The NASDAQ Global Market to The NASDAQ Capital Market and that Wave would be required to demonstrate compliance with the $35 Million Market Value Rule by February 17, 2009 in order to maintain such listing.

While the Panel has determined to continue Wave’s listing on The NASDAQ Capital Market based on compliance with the $35 Million Market Value Rule, Wave remains required to gain compliance with the $1.00 minimum closing bid price listing requirement of The NASDAQ Capital Market (the “Bid Price Rule”).  Based on The NASDAQ Stock Market’s suspension of the enforcement of the Bid Price Rule, Wave has until on or about August 14, 2009 to gain compliance with the Bid Price Rule (“Compliance Period”).  If Wave does not gain compliance with the Bid Price Rule by the end of the Compliance Period, Wave may be subject to delisting or may be entitled to an additional 180 day period if Wave meets the other initial listing requirements of The NASDAQ Capital Market at the end of the Compliance Period.

Wave plans to exercise diligent efforts to maintain the listing of its common stock on The NASDAQ Capital Market, but there is no assurance that it will be successful in doing so.

A copy of the Company’s press release announcing this information is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

Pursuant to the Certificate of Designations of Series K Convertible Preferred Stock of the Company (the “Series K Charter”), all of the issued and outstanding shares of the Company’s Series K Convertible Preferred Stock have been automatically converted into shares of the Company’s Class A Common Stock as of February 5, 2009 (at a rate of 10,000 shares of common stock for each of the 456 shares of Series K Preferred Stock that have been converted).  The average of the closing bid prices of the Company’s Class A common stock for the fifteen day trading period ending on February 5, 2009 was $0.706.  This average closing bid price exceeds the “Bid Price Target” of $0.70 per share set forth in the Series K Charter, resulting in the automatic conversion.

A copy of the Company’s press release announcing this information is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)                                  Exhibits.

Exhibit 99.1                                 Press Release of Wave, dated February 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WAVE SYSTEMS CORP.

By:	/s/ Gerard T. Feeney
Gerard Feeney
Chief Financial Officer

Dated: February 9, 2009

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release of Wave, dated February 9, 2009.